Exhibit 99.1

AleAnna, Inc. Reports Fourth Quarter and Full Year 2025 Results

AleAnna, Inc. reports positive Adjusted EBITDA[1] and net income for the third consecutive quarter.

DALLAS – March 30, 2026 – AleAnna, Inc. (“AleAnna” or “the Company”) (NASDAQ: ANNA) today announced financial and operational results for the fourth quarter and full year of 2025. AleAnna reported full year net income of $2.9 million and Adjusted EBITDA[1] of $6.6 million.

Fourth Quarter 2025 Results and Recent Company Highlights:

●	AleAnna generated $0.3 million of net income and $3.0 million of Adjusted EBITDA in the fourth quarter driven by strong production at the Longanesi field generating $9.1 million of revenue in the quarter.

●	AleAnna closed the period with a strong cash position of $31.8 million, supporting ongoing development activity and future strategic initiatives.

●	Gradizza Concession secured which represents a first milestone within a broader growth and value creation Program.

●	Following successful establishment of production at Longanesi, and completion of an extensive technical study, AleAnna’s reserves have increased significantly.

Financial and Operational Update

Following production ramp-up and rate stabilization at the Longanesi field during the first half of 2025, the Company recognized $8.5 million of revenue during the fourth quarter of 2025 from sales of its share of production from the Longanesi field.

During the fourth quarter, AleAnna generated $3.0 million of Adjusted EBITDA[1].

During the second quarter, the Company commenced daily production from its Longanesi field, with the ramp-up significantly exceeding expectations in both timing and volume. Total production stabilized at approximately 25-30 million cubic feet per day after approximately six weeks. The stabilized production rate is slightly higher than AleAnna’s budgeted maximum production rate for 2025. All five of Longanesi’s wells are currently contributing to production.

Management Commentary

Marco Brun, Chief Executive Officer, remarked on AleAnna’s recent accomplishments: “The fourth quarter marks another significant milestone for AleAnna as we continued to realize strong performance from our Longanesi field generating approximately $3.0 million of Adjusted EBITDA[1]. We are on track to exceed our expectations for the performance of the Longanesi field.

[1] This is a non-GAAP financial measure. Refer to Non-GAAP Performance Measures and Definitions for further details.

In parallel, we continue to deliver on our plan to advance our broader growth strategy across both conventional and renewable natural gas. With a solid balance sheet, positive cash flow, and a growing asset base, we are well-positioned to deliver sustainable value creation for our shareholders.”

About AleAnna

AleAnna is a technology-driven energy company focused on bringing sustainability and new supplies of low-carbon natural gas and renewable natural gas (“RNG”) to Italy, aligning traditional energy operations with renewable solutions, with developments like the Longanesi field leading the way in supporting a responsible energy transition. With three conventional gas discoveries in Italy already made and fourteen new natural gas exploration projects planned this decade, AleAnna plays a significant role in Italy’s energy transition. Italy’s extensive infrastructure, featuring 33,000 kilometers of gas pipelines, three major gas storage facilities, and a strong base of existing RNG facilities, aligns with AleAnna’s commitment to sustainability. AleAnna’s RNG projects’ portfolio includes three plants under development and almost 100 potential projects. AleAnna operates regional headquarters in Dallas, Texas, and Rome and Milan, Italy.

Forward-Looking Statements

The information included herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements, other than statements of present or historical fact included herein regarding AleAnna’s future operations, financial position, plans and objectives are forward-looking statements. When used herein, including any statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and other similar expressions are forward-looking statements. However, not all forward-looking statements contain such identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on AleAnna’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of AleAnna’s control. AleAnna’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements, which speak only as of the date made. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, those under “Item 1A. Risk Factors” in AleAnna’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and in other public filings with the SEC, as well as general economic conditions; AleAnna’s need for additional capital; risks associated with the growth of AleAnna’s business; and changes in the regulatory environment in which AleAnna operates. Additional information concerning these and other factors that may impact AleAnna’s expectations and projections can be found in filings it makes with the SEC, and other documents filed or to be filed with the SEC by AleAnna. SEC filings are available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, AleAnna disclaims any duty to update any forward-looking statements, all expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof.

Investor Relations Contact

Ivan Ronald

ironald@aleannagroup.com

Website

https://www.aleannainc.com/

ALEANNA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025 AND 2024

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024
	(unaudited)	(unaudited)	2025	2024

Revenues	$9,135,859	$771,702	$25,035,737	$1,420,030

Operating expenses:
Cost of revenues	2,900,370	504,567	6,195,475	1,043,174
Lease operating expense	1,459,062	-	3,207,562	-
General and administrative	2,478,704	1,790,254	9,664,653	6,264,087
Depreciation and depletion	2,048,341	82,205	2,933,481	133,516
Accretion of asset retirement obligation	33,483	33,309	132,002	133,239
Business combination transaction expenses	-	8,398,653	-	8,398,653
Total operating expenses	8,919,960	10,808,988	22,133,172	15,972,669

Operating income (loss)	215,899	(10,037,286)	2,902,565	(14,552,639)

Other income:
Interest and other income	704,608	622,621	1,242,899	1,948,281
Change in fair value of derivative liability	-	-	-	173,177
Total other income	704,608	622,621	1,242,899	2,121,458

Income (loss) before income taxes	920,507	(9,414,665)	4,145,464	(12,431,181)
Income tax expense	(662,409)	-	(1,263,396)	-
Net income (loss)	258,098	(9,414,665)	2,882,068	(12,431,181)
Deemed dividend to Class 1 Preferred Units redemption value		-	-	(155,423,177)
Net loss (income) attributable to noncontrolling interests	(115,690)	87,511	(1,082,958)	87,511
Net income (loss) attributable to Class A Common stockholders or holders of Common Member Units	$142,409	$(9,327,154)	$1,799,110	$(167,766,847)

Other comprehensive income (loss)
Currency translation adjustment	(686,222)	(2,859,314)	$4,111,281	$(1,548,154)
Comprehensive income (loss)	(428,124)	(12,273,979)	6,993,349	(13,979,335)
Comprehensive loss (income) attributable to noncontrolling interests	(46,238)	87,511	(3,332,249)	87,511
Total comprehensive income (loss) attributable to Class A Common stockholders or holders of Common Member Units	$(474,362)	$(12,186,468)	$3,661,100	$(13,891,824)

ALEANNA, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 and 2024

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$31,826,830	$28,330,159
Restricted cash	1,304,129	-
Accounts receivable	1,959,001	1,225,297
Prepaid expenses and other assets	1,528,622	1,666,155
Total Current Assets	36,618,582	31,221,611
Non-current assets:
Natural gas and other properties, successful efforts method, net of accumulated depreciation and depletion of $2,932,984 and $0, respectively	42,553,580	33,979,014
Renewable natural gas properties, net of accumulated depreciation of $508,583 and $132,094, respectively	10,744,121	9,296,039
Value-added tax refund receivable	9,589,576	6,845,030
Operating lease right-of-use assets	1,790,461	1,744,897
Total Non-current Assets	64,677,738	51,864,980
Total Assets	$101,296,320	$83,086,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$6,776,384	$2,204,208
Income tax payable	417,568	-
Lease liability, short-term	200,419	163,865
Contingent consideration liability, short-term	11,576,846	-
Total Current Liabilities	18,971,217	2,368,073
Non-current Liabilities:
Asset retirement obligation	4,507,921	4,375,919
Deferred tax liability	897,812	-
Lease liability, long-term	1,588,243	1,579,443
Contingent consideration liability, long-term	16,651,065	24,994,315
Total Non-current Liabilities	23,645,041	30,949,677
Total Liabilities	42,616,258	33,317,750

Commitments and Contingencies
Stockholders’ Equity:
Class A Common Stock, par value $0.0001 per share, 150,000,000 shares authorized, 40,659,881 and 40,560,433 shares issued and outstanding as of December 31, 2025 and 2024, respectively	4,066	4,056
Class C Common Stock, par value $0.0001 per share, 70,000,000 shares authorized, 25,994,400 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2,599	2,599
Additional paid-in capital	228,640,286	226,722,424
Accumulated other comprehensive loss	(3,941,388)	(5,803,378)
Accumulated deficit	(189,248,843)	(191,047,953)
Noncontrolling interest	23,223,342	19,891,093
Total Stockholders’ Equity	58,680,062	49,768,841
Total Liabilities and Stockholders’ Equity	$101,296,320	$83,086,591

ALEANNA, INC.

SEGMENT OPERATING RESULTS

	Three Months Ended December 31, 2025
	Conventional	Renewable	Total
		Unaudited
Revenues	$8,476,797	$659,062	$9,135,859

Less:
Cost of revenues	1,599,978	1,300,392
Lease operating expense	1,459,062	-
Segment general and administrative	109,698	(264,602)
Depreciation and depletion	1,958,416	89,925
Accretion of asset retirement obligation	33,483	-
Segment operating income (loss)	$3,316,160	$(466,653)	$2,849,507
Reconciling items:
Less: Corporate general and administrative			$2,633,608
Interest and other income			704,608
Income before income taxes			$920,507

Segment assets	$67,310,047	$16,133,887	$83,443,934
Corporate and other assets			17,852,386
Total assets			$101,296,320

	Year Ended December 31, 2025
	Conventional	Renewable	Total
Revenues	$22,369,981	$2,665,756	$25,035,737

Less:
Cost of revenues	$2,948,757	$3,246,718
Lease operating expense	3,207,562	-
Segment general and administrative	2,653,853	1,889,476
Depreciation and depletion	2,586,564	346,916
Accretion of asset retirement obligation	132,002	-
Segment operating income (loss)	$10,841,243	$(2,817,354)	$8,023,889
Reconciling items:
Less: Corporate general and administrative			5,121,324
Interest and other income			1,242,899
Income (loss) before income taxes			$4,145,464

Segment assets	$67,310,047	$16,133,887	$83,443,934
Corporate and other assets			17,852,386
Total assets			$101,296,320

ALEANNA, INC.
SEGMENT OPERATING RESULTS

	Three Months Ended December 31, 2024
	Conventional	Renewable	Total
		Unaudited
Revenues	$-	$771,702	$771,702

Less:
Cost of revenues	$-	$504,567
Segment general and administrative	642,991	586,052
Depreciation and depletion	-	82,205
Accretion of asset retirement obligation	33,309	-
Segment operating income (loss)	$(676,300)	$(401,122)	$(1,077,423)
Reconciling items:
Less: Corporate general and administrative			$561,210
Business combination transaction expenses			$(8,398,653)
Interest and other income			622,621
Income (loss) before income taxes			$(9,414,665)

Segment assets	$44,962,865	$14,150,411	$59,113,276
Corporate and other assets			23,973,315
Total Assets			$83,086,591

	Year Ended December 31, 2024
	Conventional	Renewable	Total
Revenues	$-	$1,420,030	$1,420,030

Less:
Cost of revenues	$-	$1,043,174
Segment general and administrative	2,639,824	1,502,054
Depreciation and depletion	-	133,516
Accretion of asset retirement obligation	133,239	-
Segment operating income (loss)	$(2,773,063)	$(1,258,714)	$(4,031,777)
Reconciling items:
Less: Corporate general and administrative			$2,122,209
Business combination transaction expenses			(8,398,653)
Interest and other income			1,948,281
Change in fair value of derivative liability			173,177
Income (loss) before income taxes			$(12,431,181)

Segment assets	$44,962,865	$14,150,411	$59,113,276
Corporate and other assets			23,973,315
Total Assets			$83,086,591

ALEANNA, INC.

NON-GAAP MEASURES

Non-GAAP Performance Measures and Definitions

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measures. We believe that the presentation of non-GAAP financial measures provides both management and investors with a greater understanding of the Company’s operating results and trends in addition to the results measured in accordance with GAAP and provides greater comparability across time periods. These measures are not to be considered more relevant or accurate than the measures presented in accordance with GAAP. The non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures used by other companies. In compliance with the requirements of the SEC, our non-GAAP measures are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measures.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are both non-GAAP financial measures. EBITDA is calculated as net income before interest expense, taxes, depreciation, depletion and amortization. We adjust EBITDA for stock compensation acquisition costs and one-off items such as transaction expenses to reach Adjusted EBITDA. The purpose of presenting non-GAAP measures is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, as well as stock compensation and transaction expense, and their use is limited to specialized analysis. We present EBITDA and Adjusted EBITDA because we believe it provides useful additional information to investors for specialized analysis of our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

The following table presents a reconciliation of Adjusted EBITDA to net income for the three months ended December 31, 2025 and for the year ended December 31, 2025:

	Three Months Ended	Year Ended
	December 31, 2025	December 31, 2025
Net Income	$258,098	$2,882,068
Add (deduct):
Interest	(704,608)	(1,242,899)
Tax expense	662,409	1,263,396
Depreciation, depletion and amortization	2,048,341	2,933,481
EBITDA	$2,264,240	$5,836,046
Add:
Stock compensation expense	774,220	774,220
Adjusted EBITDA	$3,038,460	$6,610,266